UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2011

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440–808–9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 of this Current Report on Form 8-K, at the annual meeting of shareholders of TravelCenters of America LLC, or we, our or us, held on May 12, 2011, our shareholders approved an amendment to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan, or the Share Award Plan, to increase by 3,000,000 the total number of our common shares available for grant under the Share Award Plan and to extend the term of the Share Award Plan to May 12, 2021.

A composite copy of the Share Award Plan, which reflected the amendment to that plan that was approved by our shareholders, was included as Appendix A to our proxy statement for our 2011 annual meeting of shareholders, which proxy statement was filed with the Securities and Exchange Commission, or SEC, on February 22, 2011, and is available at the SEC’s website at www.sec.gov.  The terms and conditions of the Share Award Plan, as amended, and information pertaining to certain participants in the Share Award Plan, as amended, are described in detail in that proxy statement.  The foregoing description of the amendment to the Share Award Plan and the Share Award Plan as so amended are qualified in their entirety by the terms of that amendment and the Share Award Plan as so amended, respectively.  A composite copy of the Share Award Plan that gives effect to the amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the annual meeting of our shareholders held on May 12, 2011, our shareholders elected Arthur G. Koumantzelis as Independent Director in Group I of the Board of Directors for a three year term of office until our 2014 annual meeting of shareholders and to serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.  Mr. Koumantzelis received the following votes:

For	Against	Withhold	Broker Non-Vote
9,052,839	1,156,499	90,388	4,276,107

At the same meeting, our shareholders elected Barry M. Portnoy as Managing Director in Group I of the Board of Directors for a three year term of office until our 2014 annual meeting of shareholders and to serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.  Mr. Portnoy received the following votes:

For	Against	Withhold	Broker Non-Vote
7,775,008	2,437,988	86,680	4,276,107

In addition, at that same meeting, our shareholders approved an amendment to the Share Award Plan, which is further described under Item 5.02 of this Current Report on Form 8-K, to increase by 3,000,000 the total number of our common shares available for grant under the Share Award Plan and extend the term of the Share Award Plan to May 12, 2021.  The amendment received the following votes:

For	Against	Abstain	Broker Non-Vote
7,049,014	3,158,476	92,186	4,276,107

Also at our 2011 annual meeting of shareholders, our shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  This proposal received the following votes:

For	Against	Abstain
14,257,888	290,104	27,791

Item 8.01  Other Events.

At a meeting of our Board of Directors following the annual meeting of shareholders, our Board of Directors appointed our Independent Directors as chairs of the standing committees of our Board of Directors as follows:  Mr. Koumantzelis as the Chair of our Audit Committee; Patrick F. Donelan as the Chair of our Nominating and Governance Committee; and Barbara D. Gilmore as the Chair of our Compensation Committee.  The membership of each of these committees consists of Ms. Gilmore and Messrs. Donelan and Koumantzelis, our Independent Directors.

On May 12, 2011, we changed our director compensation arrangements.  A summary of our currently effective director compensation arrangements is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

On May 12, 2011, we granted each of our directors 7,500 of our common shares, no par value, valued at $7.90 per share, the closing price of our common shares on the NYSE Amex LLC on that day, pursuant to the director compensation arrangements described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Composite copy of the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan, as amended as of May 12, 2011

10.2	Current Compensation Plan for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

	By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 16, 2011

EXHIBIT INDEX

Exhibit	Description

10.1	Composite copy of the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan, as amended as of May 12, 2011

10.2	Current Compensation Plan for Directors